SUB ITEM 77D: Policies With Respect to Security Investments

1.	SunAmerica High Yield Bond Fund

Effective July 28, 2008, the Board approved a change in the investment polices of the Fund to permit investments in loan participation interests without limitation to maturity date.

2.	SunAmerica Strategic Bond Fund

Effective July 28, 2008, the Board approved a change in the investment polices of the Fund to permit investments in (i) loan participation interests without limitation to maturity date and (ii) loan assignments limited by a 15% cap on illiquid securities.


SUB-ITEM 77Q1(b): COPIES OF THE TEXT OF THE
PROPOSALS DESCRIBED IN ANSWER TO SUB-ITEM 77D

1.	SunAmerica High Yield Bond Fund

Effective July 28, 2008, the Board approved a change in the investment polices of the Fund to permit investments in loan participation interests without limitation to maturity date.

2.	SunAmerica Strategic Bond Fund

Effective July 28, 2008, the Board approved a change in the investment polices of the Fund to permit investments in (i) loan participation interests without limitation to maturity date and (ii) loan assignments limited by a 15% cap on illiquid securities.